Exhibit 10-AAyy

AMENDMENT NUMBER 12 TO

TRANSFER AND ADMINISTRATION AGREEMENT

AMENDMENT NUMBER 12 TO TRANSFER AND ADMINISTRATION AGREEMENT (this “Amendment”), dated as of December 18, 2007 among TECH DATA CORPORATION, a Florida corporation (“Tech Data”), as collection agent (in such capacity, the “Collection Agent”), TECH DATA FINANCE SPV, INC., a Delaware corporation headquartered in California, as transferor (in such capacity, the “Transferor”), YC SUSI TRUST, a Delaware statutory trust (“SUSI Issuer”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company, (“Liberty”), AMSTERDAM FUNDING CORPORATION, a Delaware corporation (“AFC”), FALCON ASSET SECURITIZATION COMPANY LLC, a Delaware limited liability company (formerly known as Falcon Asset Securitization Corporation), (“Falcon” and collectively with the SUSI Issuer, Liberty, and Three Pillars, the “Class Conduits”), THE BANK OF NOVA SCOTIA, a banking corporation organized and existing under the laws of Canada, acting through its New York Agency (“Scotia Bank”), as a Liberty Bank Investor and as agent for Liberty and the Liberty Bank Investors (in such capacity, the “Liberty Agent”), ABN AMRO BANK N.V., a banking corporation organized and existing under the laws of the Netherlands and acting through its Chicago Branch (“ABN AMRO”), as an AFC Bank Investor and as agent for AFC and the AFC Bank Investors (in such capacity, the “AFC Agent”), JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), a national banking association (“JPMorgan Chase”), as a Falcon Bank Investor and as agent for Falcon and the Falcon Bank Investors (in such capacity, the “Falcon Agent”) and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Bank of America”), as agent for the SUSI Issuer, Liberty, AFC, Falcon, the SUSI Issuer Bank Investors, the Liberty Bank Investors, the AFC Bank Investors and the Falcon Bank Investors (in such capacity, the “Administrative Agent”), as a SUSI Issuer Bank Investor, as agent for the SUSI Issuer and the SUSI Issuer Bank Investors (in such capacity, the “SUSI Issuer Agent”) and Lead Arranger, amending that certain Transfer and Administration Agreement dated as of May 19, 2000, among the Transferor, the Collection Agent, the Class Conduits (as defined thereunder) and the Bank Investors (as amended to the date hereof, the “Original Agreement” and said agreement as amended hereby, the “Agreement”).

WHEREAS, the Transferor desires to amend the Original Agreement to remove AFC as a Class Conduit and ABN AMRO as the AFC Bank Investor and as AFC Agent;

WHEREAS, the Transferor has requested that certain amendments be made to the Original Agreement;

WHEREAS, the Administrative Agent, the Class Conduits, the Class Agents and the Bank Investors on the terms and conditions set forth herein, consent to such amendments; and

WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Original Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Amendment to Section 1.1.

(a) Section 1.1 of the Original Agreement is hereby amended by amending and restating the definitions listed below to read in their entirety as follows (in certain cases below, solely for convenience, italicized language indicates changes or additions):

“Bank Investor” means (i) with respect to the Class of which SUSI Issuer is a member, the SUSI Issuer Bank Investors, (ii) with respect to the Class of which Liberty is a member, the Liberty Bank Investors, (iii) with respect to the Class of which Falcon is a member, the Falcon Bank Investors, and (iv) with respect to any other Class, the financial institutions specified as such in any supplement hereto and their respective successors and permitted assigns.

“Class” means each of the following groups of Class Investors: (i) SUSI Issuer and the SUSI Issuer Bank Investors, (ii) Liberty and the Liberty Bank Investors, (iii) Falcon and the Falcon Bank Investors, or (iv) any other Class consisting of a multi-seller commercial paper conduit, its related Bank Investors and its respective assigns and participants, as added from time to time with the consent of the Administrative Agent and the Transferor as set forth in Section 11.2(b) hereof.

“Class Agent” means (i) with respect to the Class of which SUSI Issuer is a member, the SUSI Issuer Agent, (ii) with respect to the Class of which Liberty is a member, the Liberty Agent, (iii) with respect to the Class of which Falcon is a member, the Falcon Agent, and (iv) with respect to any other Class, the financial institution or other Person specified as such in any amendment or supplement hereto for such Class.

“Class Investors” means (i) with respect to the Class of which SUSI Issuer is a member, SUSI Issuer and the SUSI Issuer Bank Investors, (ii) with respect to the Class of which Liberty is a member, Liberty and the Liberty Bank Investors, (iii) with respect to the Class of which Falcon is a member, Falcon and the Falcon Bank Investors, and (iv) with respect to any other Class, the related Class Conduit and the related Bank Investors.

“Commitment Termination Date” means, with respect to each Class, December 16, 2008, or such later date to which such Commitment Termination Date may be extended by Transferor, the related Class Agent and the related Bank Investors not later than 30 days prior to the then current Commitment Termination Date for such Class, provided, however, that the Transferor hereby agrees that unless it notifies each Class Agent and all related Bank Investors to the contrary prior to the commencement of such 30-day period in each year, it shall automatically be deemed to have requested an extension of the then current Commitment Termination Date to the date 364 days following the then current Commitment Termination Date, and if such consent is given the Transferor shall be deemed to have agreed, without any further acts or amendments, to an extension of the Commitment Termination Date to the date 364 days from the then current Commitment Termination Date, provided always that such date as extended shall not be later than December 31, 2010.

“Corporate Services Provider” means, (i) with respect to SUSI Issuer, Amacar Investments LLC, and (ii) with respect to Liberty, Global Securitization Services, LLC.

“CP Rate” for each Class Conduit listed below, shall have the meaning specified in the Annex set forth below for such Class Conduit:

Class Conduit	Annex
SUSI Issuer	Annex 1

Falcon	Annex 2

Liberty	Annex 3

“Dilution Horizon Ratio” means, at any time, the quotient, expressed as a percentage, of (a) the aggregate amount of sales by the Seller giving rise to Receivables in the two month period ending on the last day of the most recent month, divided by (b) the aggregate initial Outstanding Balance of Eligible Receivables at the last day of the most recent month, multiplied by (c) 0.75.

“Facility Limit” means (i) with respect to the Class of which SUSI Issuer is a member, $117,300,000; provided that such amount may not at any time exceed the aggregate Commitments with respect to the SUSI Issuer Bank Investors, (ii) with respect to the Class of which Liberty is a member, $96,900,000; provided that such amount may not at any time exceed the aggregate Commitments with respect to the Liberty Bank Investors, in each case, at any time in effect, (iii) with respect to the Class of which Falcon is a member, $96,900,000; provided that such amount may not at any time exceed the aggregate Commitments with respect to the Falcon Bank Investors, in each case, at any time in effect, and (iv) with respect to any other Class, the amount specified as such in any supplement hereto for such Class; provided that, with respect to any other Class, the Facility Limit for such Class shall not at any time exceed the aggregate Commitments for the Bank Investors in such Class.

“Loss and Dilution Reserve” means, with respect to each Class, at any time, an amount equal to the product of (i) the greater of (x) the sum of the Loss Reserve Percentage and the Dilution Reserve Percentage and (y) the Minimum Reserve Ratio and (ii) the Net Receivables Balance at such time and (iii) the Class Percentage with respect to such Class at such time.

“Maximum Net Investment” means (i) with respect to the Class of which SUSI Issuer is a member, $115,000,000, (ii) with respect to the Class of which Liberty is a member, $95,000,000, (iii) with respect to the Class of which Falcon is a member, $95,000,000, and (iv) with respect to any other Class, the amount set forth pursuant to Section 11.2(b) hereof.

“Net Receivables Balance” means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, plus (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, plus (iii) the aggregate Outstanding Balance of all Eligible Receivables which are Delinquent Receivables, plus (iv) the aggregate amount of cash received from or on behalf of Obligors and not designated and applied by the Collection Agent to one or more Receivables.

“Pro Rata Share” means, (a) for an SUSI Issuer Bank Investor, the Commitment of such SUSI Issuer Bank Investor divided by the sum of the Commitments of all the SUSI Issuer Bank Investors, (b) for a Liberty Bank Investor, the Commitment of such Liberty Bank Investor divided by the sum of the Commitments of all Liberty Bank Investors, (c) for a Falcon Bank Investor, the Commitment of such Falcon Bank Investor divided by the sum of the Commitments of all Falcon Bank Investors, and (d) with respect to any other Class, for each Bank Investor of such Class, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors of such Class.

(b) Section 1.1 of the Original Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Concentration Reserve Floor ” means the percentage calculated as of the last day of each month equal to the greater of (i) 12.0% and (ii) the highest Special Concentration Limit in effect at any time during such month.

“Dilution Reserve Floor” means the product computed as of the last day of each calendar month as

EDR x DHR

Where

EDR	=	the Expected Dilution Ratio at such time; and
DHR	=	the Dilution Horizon Ratio at such time.

“Minimum Reserve Ratio” means the sum calculated as of the last day of each calendar month as the sum of the Concentration Reserve Floor, as at such time, and the Dilution Reserve Floor, as at such time.

(c) Section 1.1 of the Original Agreement is hereby amended by deleting the following definitions:

“ABN AMRO” means ABN AMRO Bank N.V., a banking corporation organized and existing under the laws of the Netherlands and acting through its Chicago branch, and its successors and assigns.

“AFC” means Amsterdam Funding Corporation, and its successors and assigns.

“AFC Agent” means ABN AMRO Bank, in its capacity as agent for AFC and the AFC Bank Investors, and any successor thereto appointed pursuant to Article IX.

“AFC Bank Investors” shall mean ABN AMRO and its successors and assigns who are or become parties to this Agreement as such pursuant to an Assignment and Assumption Agreement.

“Reserve Floor Percentage” means the percentage calculated as of the last day of each month equal to the greater of (i) 12.0% and (ii) the highest Special Concentration Limit in effect at any time during such month.

SECTION 2. Amendment to Section 5.2(a). Section 5.2(a) of the Original Agreement is hereby amended by amending and restating it in its entirety to read as follows (solely for convenience added language is italicized):

(a) No Sales, Liens, Etc. Except as otherwise provided herein, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any

Receivable are sent, or assign any right to receive income in respect thereof. Notwithstanding the foregoing, the Transferor may sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist an Adverse Claim on any (i) goods or inventory held on consignment solely with respect to the consignor's interest; and (ii) Receivable for which Transferor has procured credit insurance, all Collections to be received thereon, and all Related Security and Proceeds in respect of or in connection with such insured Receivable, where (a) such credit insurance has paid all or part of the Outstanding Balance of such Receivable;(b) such Receivable (i.e., the portion of such receivable covered by the credit insurance as well as the portion not covered by such credit insurance) has been written off by the Transferor and the Collection Agent in accordance with the Credit and Collection Policy; and (c) if a Termination Event shall have occurred, the Administrative Agent shall have consented to such release in writing.

SECTION 3. Amendment to Section 7.1. Section 7.1 of the Original Agreement is hereby amended by amending and restating Section 7.1(f) to read in its entirety as follows (solely for convenience added language is italicized):

“(f) failure of Tech Data or any Subsidiary of Tech Data to pay any Indebtedness greater than $50,000,000 when due; or the default by Tech Data or any Subsidiary of Tech Data in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $50,000,000 was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness greater than $50,000,000 to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness greater than $50,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or”

SECTION 4. Amendment of Section 11.2 of the Original Agreement. Section 11.2 of the original Agreement is hereby amended by adding the following subsection (c) thereto as follows:

(c) In addition to the provisions set forth in Section 11.2(b) in respect of increasing any applicable Maximum Net Investment, Facility Limit or Commitment, the Transferor may make a written request to one or more Classes, within each Class to their respective Class Agent, Class Conduit and Bank Investor(s), to increase the Maximum Net Investment, the Facility Limit and/or the Bank Investors' Commitment for such Class. Any such request shall (i) set forth with specificity the dollar amounts of the requested increases and the requested date of the effectiveness of such increases, (ii) specifically state that upon acceptance of such request by the applicable Class Agent, Class Conduit and Bank Investor(s) this Agreement shall be deemed to have been amended and supplemented to reflect the increased Maximum Net Investment and Facility Limit in respect of the applicable Class and Commitment of the Bank Investor(s) in such Class, and (iii) be signed by the Transferor and the Collection Agent. Any Class Agent, Class Investor and/or Bank Investor(s) to which any such request is made may, in their sole and absolute discretion, agree to any such request, and if accepted, such request shall be accepted within a period of five (5) Business Days and upon such acceptance this Agreement shall be supplemented by a writing signed by the applicable Class Agent(s), Bank Investor(s) and Class Conduit(s) setting forth the new Maximum Net Investment, Facility Limit and/or Commitment for each applicable Class and the effective date of any such increase, provided, however, that with respect to any Class, the Facility Limit for such Class shall not at any time exceed the aggregate Commitments for the Bank Investor(s) in such Class. The parties hereto agree that upon the execution of any such supplement, this Agreement shall be deemed amended as provided by such supplement and shall be binding on the parties hereto as so supplemented. Unless otherwise agreed, the terms of any fee letter in effect between the Transferor, the Collection Agent and the applicable Class Conduit(s), Class Agent(s) and/or Bank Investor(s) shall continue in effect with respect to any such increased amounts. In connection with the effectiveness of any such supplement, the Transferor shall deliver an opinion of counsel reasonably acceptable to the applicable Class Agent(s) in respect of corporate matters and the enforceability of this Agreement, as so supplemented, against the Collection Agent and the Transferor.

SECTION 5. Amendment to Notice Provisions. (a) Section 11.3 of the Original Agreement is hereby amended by deleting therefrom the following:

If to AFC:

Amsterdam Funding Corporation

c/o Global Securitization Services, LLC

114 West 47th Street, Suite 1715

New York, New York 10036

Attention: Andrew Stidd

Telephone: (212) 302-8330

Telecopy: (212) 302-8767

with a copy to:

ABN AMRO Bank N.V.

135 South LaSalle Street

Suite 725

Chicago, Illinois 60674

Attention: Program Administrator - Amsterdam

Telephone: (312) 904-6263

Telecopy: (312) 904-6376

(b) Section 11.3 of the Original Agreement is hereby amended by amending the notice provision for the Administrative Agent to read in its entirety as follows:

If to the Administrative Agent:

Bank of America, National Association

NCI – 027 – 19 – 01

214 N. Tryon Street

Charlotte, North Carolina 28255

Attention: Leif E. Rauer--

ABCP Conduit Group

Telephone: (704) 683-4723

Telecopy: (704) 409-0055

SECTION 6. Amendment to Annex 4. Annex 4 of the Original Agreement is hereby amended by being re-designated as Annex 3.

SECTION 7. Conditions Precedent. (a) This Amendment shall not become effective until the day (the “Effective Date”) on which the Administrative Agent shall have received the following:

(i) A copy of this Amendment executed by each party hereto;

(ii) A copy of the Resolutions of the Board of Directors of the Transferor and Tech Data certified by its Secretary approving this Amendment and the other documents to be delivered by the Transferor and Tech Data hereunder;

(iii) A Certificate of the Secretary of the Transferor and Tech Data certifying the names and signatures of the officers authorized on its behalf to execute this Amendment and any other documents to be delivered by it hereunder (on which Certificates the Class Conduits, the Class Agents, the Administrative Agent and the Bank Investors may conclusively rely until such time as the Administrative Agent shall receive from the Transferor and Tech Data a revised Certificate meeting the requirements of this clause (iii)).

(b) This Amendment shall not become effective unless on the date hereof the AFC Agent shall have been paid in immediately available funds the amount of $7,181,291.67 in payment in full of the outstanding Net Investment, Discount and other fees and amounts payable under the Original Agreement in respect of the Class of which AFC is a member. Upon such payment, neither AFC nor ABN AMRO shall thereafter have any further rights or obligations under the Agreement provided that the parties' obligations under Sections 8.1, 11.9 and 11.10 shall continue and shall survive this Amendment.

SECTION 8. Representations and Warranties. The Transferor hereby makes to the Class Investors, the Class Agents and the Administrative Agent, on and as of the date hereof, all of the representations and warranties set forth in Section 3.1 of the Original Agreement. In addition, the Collection Agent hereby makes to the Class Investors, the Class Agents and the Administrative Agent, on the date hereof, all the representations and warranties set forth in Section 3.3 of the Original Agreement.

SECTION 9. Successors and Assigns. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns.

SECTION 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 13. Ratification. Except as expressly affected by the provisions hereof, the Original Agreement as amended by this Amendment shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Original Agreement to “this Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Original Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

TECH DATA FINANCE SPV, INC., as Transferor

By:	/s/ Charles V. Dannewitz
Name:	Charles V. Dannewitz
Title:	Senior Vice President & Treasurer

TECH DATA CORPORATION, as Collection Agent

By:	/s/ Charles V. Dannewitz
Name:	Charles V. Dannewitz
Title:	Senior Vice President, Tax & Treasurer

LIBERTY STREET FUNDING LLC

By:	/s/ Jill Gordon
Name:	Jill A. Gordon
Title::	Vice President

THE BANK OF NOVA SCOTIA, as Liberty Agent and as a Liberty Bank Investor

By:	/s/ Michael Eden
Name:	Michael Eden
Title:	Director

AMSTERDAM FUNDING CORPORATION

By:	/s/ Jill Gordon
Name:	Jill A. Gordon
Title:	Vice President

ABN AMRO BANK N.V., as AFC Agent and as an AFC Bank Investor

By:	/s/ Adnan Bhanpuri
Name:	Adnan Bhanpuri
Title:	Vice President

By:	/s/ K. Neville
Name:	Kristina Neville
Title:	Vice President

FALCON ASSET SECURITIZATION COMPANY LLC

By:	/s/ Maureen E. Marcon
Name:	Maureen E. Marcon
Title:	Vice President

JPMORGAN CHASE BANK, N.A, as Falcon Agent and as a Falcon Bank Investor

By:	/s/ Maureen E. Marcon
Name:	Maureen E. Marcon
Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent, SUSI Issuer Agent and as a SUSI Issuer Bank Investor

By:	/s/ Leif Rauer
Name:	Leif E. Rauer
Title:	Vice President

YC SUSI TRUST

By:	Bank of America, National Association, as Administrative Trustee of YC SUSI Trust

By:	/s/ Leif Rauer
Name:	Leif E. Rauer
Title:	Vice President